UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, Altimmune, Inc. (the “Company”) and Will Brown, the Company’s Acting Chief Financial Officer, entered into an amendment (the “Amendment”) to Mr. Brown’s consulting agreement, dated as of May 21, 2018. The Amendment provides that, if Mr. Brown is not appointed as the Company’s full-time Chief Financial Officer by July 1, 2019, then from such date, Mr. Brown will receive a fee of $35,400 for each full month that he continues to provide services as Acting Chief Financial Officer. In addition, if on or after such date, the Company terminates Mr. Brown’s engagement without “Cause” (as defined in the agreement), then subject to his signing and not revoking a general release of claims against the Company and its affiliates in a form provided by the Company, he will receive $84,000.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Amendment, dated March 14, 2019, to Consulting Agreement, dated May 21, 2018, by and between Altimmune Inc., and William Brown

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Vipin K. Garg
Name: Vipin K. Garg
Title: President and Chief Executive Officer

Dated March 15, 2019